Exhibit 99.3

Cloud Peak Energy Announces Navajo Transitional Energy Company as Winning Bidder for Substantially All of Its Assets in Competitive Auction as Part of Chapter 11 Process

Cloud Peak Continues to Operate as Normal and Meet Customer Commitments

Will Seek Court Approval of Transaction at Hearing Scheduled for August 19, 2019

GILLETTE, Wyo.— August 16, 2019— Cloud Peak Energy Inc. (OTC: CLDPQ) (“Cloud Peak Energy” or the “Company”), today announced that, following a comprehensive sale process and a competitive auction as part of its Chapter 11 process, Navajo Transitional Energy Company, LLC (“NTEC”) has been named the winning bidder to acquire substantially all of Cloud Peak Energy’s assets, including the Company’s Spring Creek, Cordero Rojo and Antelope mines as well as the Sequatchie Valley reclamation project.

The key financial terms of the consideration provided by NTEC include, among others, a $15.7 million cash payment at closing, a $40 million second lien promissory note and a 5-year term royalty on future tons produced. NTEC additionally agreed to the assumption of pre and post-petition tax liabilities and federal and state coal royalty payments, all reclamation obligations, and up to $20 million in post-petition accounts payables. NTEC also agreed to a carve-out of certain real estate parcels, which will be marketed separately by the Company.

“We are pleased to announce the conclusion of our robust and competitive marketing process,” said Colin Marshall, President and Chief Executive Officer of Cloud Peak Energy. “We have achieved an outcome that we believe supports the interests of all our stakeholders. NTEC has a highly experienced management team with a strong track record as owner of the Navajo mine. As we finalize this process, Cloud Peak Energy’s mines continue to operate as normal and the Company remains focused on safely and efficiently meeting our customer commitments. We look forward to completing the transaction and enabling our mines to remain a reliable source of high-quality coal for customers for many years to come.”

NTEC’s binding bid for the Company’s assets is subject to the signing of a definitive asset purchase agreement, which will in turn be subject to approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and certain other closing conditions. A hearing to seek required court approvals is scheduled for August 19, 2019.  Subject to Bankruptcy Court approval, the transaction is expected to close in October 2019.

Additional information is available at Cloud Peak Energy’s website at https://cloudpeakenergy.com. Bankruptcy Court filings and other documents related to the court proceedings, including copies of the agreement[s], once available, are available at https://cases.primeclerk.com/cloudpeak, by calling the Company’s claims agent, Prime Clerk LLC, toll-free at 844-217-3067 or local at 347-761-3264, or emailing cloudpeakinfo@primeclerk.com.

Vinson & Elkins LLP is serving as legal advisor, Centerview Partners LLC is serving as investment banker and FTI Consulting, Inc. is serving as financial advisor to Cloud Peak Energy.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (OTC:CLDPQ) is headquartered in Wyoming and as one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services. The Company owns and operates three surface coal mines in the Powder River Basin

(“PRB”), the lowest cost major coal producing region in the nation. The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana. In 2018, Cloud Peak Energy sold approximately 50 million tons from its three mines to customers located throughout the U.S. and around the world. Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers. With approximately 1,200 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs. Cloud Peak Energy is a sustainable fuel supplier for approximately two percent of the nation’s electricity.

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the anticipated entry into a definitive asset purchase agreement for the sale of substantially all of the Company’s assets, the Bankruptcy Court’s approval of the terms of the winning bid or the asset purchase agreement and the anticipated closing of the transactions outlined in the winning bid and the timing thereof and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to continue as a going concern, potential appeals of the Bankruptcy Court’s order approving the DIP Credit Agreement, the Company’s ability to successfully complete a sale process under Chapter 11; potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 cases; objections to the sale process or other pleadings filed that could protract the Chapter 11 cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including its ability to provide adequate compensation and benefits during the Chapter 11 cases; the Company’s ability to comply with the restrictions imposed by its Accounts Receivable Securitization Program, the DIP Credit Agreement and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the bankruptcy petitions on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 cases, and the outcome of the Chapter 11 cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third-party motions in the Chapter 11 cases, which may interfere with the Company’s ability to consummate a sale; and increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in Item 1A - Risk Factors in its most recent Form 10-K and any updates thereto in its Forms 10-Q and current reports on Form 8-K. Additional factors, events, or uncertainties that may emerge from time to time, or those that the Company currently deems to be immaterial, could cause its actual results to differ, and it is not possible for the Company to predict all of them. The Company makes forward-looking statements based on currently available information, and it assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Cloud Peak Energy Inc.
(720) 566-2932
Investor Relations

/
Meaghan Repko / Andrew Squire
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449